UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2015

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RUTHIGEN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Bennett Valley Road, Suite C116

Santa Rosa, CA 95404

(Address of principal executive offices)

(707) 525-9900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 26, 2015, Ruthigen, Inc. (the “Company”) held its annual meeting (the "Meeting") of stockholders at the offices of Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581. As of the record date for the Meeting, February 24, 2015, there were 4,804,290 shares of common stock issued and outstanding. The Company received proxies from stockholders holding an aggregate of 2,572,149 shares, or 53.53% of the issued and outstanding shares of voting stock as of the record date.

Hojabr Alimi was elected as a Class I director of the Company to serve until the Company’s third succeeding annual meeting of stockholders.

The final voting results are set forth below. There were no broker non-votes.

Proposal 1:  To elect one Class I director to the Company’s Board of Directors to hold office until the Company’s third succeeding annual meeting of stockholders.

	Votes For	Votes Against	Votes Abstained
Hojabr Alimi	2,502,380	0	69,769

There were no other proposals voted on at the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTHIGEN, INC.

Date: March 27, 2015	By:	/s/ Hojabr Alimi
		Name:	Hojabr Alimi
		Title:	Chief Executive Officer